UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

Sharps Compliance, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34269	74-2657168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500, Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 432-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 12, 2009, Sharps Compliance Corp. issued a press release announcing the filing of a registration statement on Form S-3 with the Securities and Exchange Commission relating to a public offering of 3,220,000 shares of its common stock, par value $0.01 per share, of which 500,000 shares will be sold by the Company and 2,720,000 shares will be sold by certain of its stockholders. The Company and the selling stockholders also intend to grant the underwriters a 30-day option to purchase up to an additional 77,146 and 405,864 shares of common stock, respectively, to cover over-allotments, if any. The press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release dated November 12, 2009

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sharps Compliance, Inc.
Date: November 12, 2009	By:	/s/ DAVID P. TUSA David P. Tusa Executive Vice President, Chief Financial Officer and Corporate Secretary

Index to Exhibits

99.1	Press Release dated November 12, 2009